Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-264844) of Werewolf Therapeutics, Inc.,

(2) Registration Statement (Form S-8 Nos. 333-263806) of Werewolf Therapeutics, Inc. and

(3) Registration Statement (Form S-8 Nos. 333-255636) of Werewolf Therapeutics, Inc.

of our report dated March 23, 2023, with respect to the consolidated financial statements of Werewolf Therapeutics, Inc. included in this Annual Report (Form 10-K) of Werewolf Therapeutics, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 23, 2023